As filed with the Securities and Exchange Commission on May 18, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WW INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Virginia	11-6040273
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

675 Avenue of the Americas, 6th Floor

New York, New York 10010

(Address and zip code of principal executive offices)

Third Amended and Restated WW International, Inc. 2014 Stock Incentive Plan

(Full title of the plan)

Michael F. Colosi, Esq.

WW International, Inc.

675 Avenue of the Americas, 6th Floor

New York, New York 10010

(212) 589-2700

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Kenneth Wallach, Esq.

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (a)	Proposed maximum offering price per share (b)	Proposed maximum aggregate offering price (b)	Amount of registration fee (b)
Common Stock, no par value per share	4,000,000	$37.045	$148,180,000	$16,167

(a)

Covers an aggregate of 4,000,000 shares of common stock, no par value (the “Common Stock”), of WW International, Inc. (the “Registrant”), approved for issuance under the Third Amended and Restated WW International, Inc. 2014 Stock Incentive Plan (the “2014 Stock Incentive Plan”) and, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (the “Registration Statement”) also covers an indeterminate number of additional shares of Common Stock that may become issuable under the 2014 Stock Incentive Plan to prevent dilution by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration, which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(b)

Pursuant to Rule 457(h)(1) and Rule 457(c) under the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated for the purpose of calculating the amount of registration fee and are based on the average of the high and low prices of shares of Common Stock as reported on The Nasdaq Stock Market LLC on May 11, 2021.

EXPLANATORY NOTE

In accordance with General Instruction E of Form S-8, this Registration Statement is registering additional securities of the same class as registered under the effective Registration Statements of the Registrant on Form S-8, File Nos. 333-195800 and 333-217835, filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on May 8, 2014 and May 10, 2017, respectively (the “Earlier Registration Statements”). The contents of the Earlier Registration Statements are hereby incorporated by reference, except that the provisions contained in Part II of such earlier registration statements are modified as set forth in this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents that the Registrant has filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in this Registration Statement:

(a)

the Registrant’s Annual Report on Form 10-K for the fiscal year ended January 2, 2021, filed on February 25, 2021, as amended by the Registrant’s Amendment No. 1 on Form 10-K/A for the fiscal year ended January  2, 2021, filed on March 30, 2021;

(b)	the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended April 3, 2021, filed on May 5, 2021;

(c)	the Registrant’s Current Reports on Form 8-K, filed on March 31, 2021, April 1, 2021, April 13, 2021, and May 12, 2021; and

(d)

the description of the Registrant’s Common Stock, incorporated by reference to Exhibit 4.3 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 28, 2019, filed on February 25, 2020, including any further amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold (other than those furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the Commission), shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Description

4.1	Amended and Restated Articles of Incorporation of WW International, Inc. (effective as of September 29, 2019) (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, as filed on September 30, 2019 (File No. 001-16769), and incorporated herein by reference).

4.2	Amended and Restated Bylaws of WW International, Inc. (effective as of October 1, 2020) (filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 26, 2020, as filed on October 29, 2020 (File No. 001-16769), and incorporated herein by reference).

4.3	Third Amended and Restated WW International, Inc. 2014 Stock Incentive Plan (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, as filed on May 12, 2021 (File No. 001-16769), and incorporated herein by reference).

5.1	Opinion of Hunton Andrews Kurth LLP.

23.1	Consent of Hunton Andrews Kurth LLP (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

24	Power of Attorney (included on signature page).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Millbrook, and State of New York, on the 18th day of May, 2021.

WW INTERNATIONAL, INC.
(Registrant)

By:	/s/ Mindy Grossman
Name:	Mindy Grossman
Title:	President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mindy Grossman, Amy O’Keefe, Nicolas P. Hotchkin and Michael F. Colosi, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, in connection with this Registration Statement, to sign any and all amendments or supplements to this Registration Statement, including any and all stickers and post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the 18th day of May, 2021.

Signature	Title

/s/ Mindy Grossman	President, Chief Executive Officer and Director
Mindy Grossman	(Principal Executive Officer)

/s/ Amy O’Keefe	Chief Financial Officer
Amy O’Keefe	(Principal Financial Officer)

/s/ Amy Kossover	Chief Accounting Officer, Senior Vice President and Corporate Controller
Amy Kossover	(Principal Accounting Officer)

/s/ Raymond Debbane	Director
Raymond Debbane

Signature	Title

/s/ Steven M. Altschuler	Director
Steven M. Altschuler

/s/ Julie Bornstein	Director
Julie Bornstein

/s/ Tracey D. Brown	Director
Tracey D. Brown

/s/ Jennifer Dulski	Director
Jennifer Dulski

/s/ Jonas M. Fajgenbaum	Director
Jonas M. Fajgenbaum

/s/ Denis F. Kelly	Director
Denis F. Kelly

/s/ Julie Rice	Director
Julie Rice

/s/ Thilo Semmelbauer	Director
Thilo Semmelbauer

/s/ Christopher J. Sobecki	Director
Christopher J. Sobecki

/s/ Oprah Winfrey	Director
Oprah Winfrey